EXHIBIT 99.2












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P
R                           CAROLINA FINCORP, INC.
O
X                      SPECIAL MEETING OF SHAREHOLDERS
Y
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints      and      , and each of them, as
    Proxies, each with power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Carolina Fincorp, Inc., that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on March , 2000, or any adjournments thereof. The affirmative vote of a majority of the shares represented at the meeting may authorize the adjournment of the meeting; provided, however, that no proxy that is voted against the Amended and Restated Agreement and Plan of Merger, dated as of December 28, 1999, by and between FNB Corp. and Carolina Fincorp, Inc. (the "Agreement") will be voted in favor of adjournment to solicit further proxies for such proposal.


    1. Adoption of the Agreement and the related Plan of Merger.


      [ ] FOR     [ ] AGAINST    [ ] ABSTAIN


    2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1,
           THE ADOPTION OF THE AGREEMENT AND RELATED PLAN OF MERGER.
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                                                                    EXHIBIT 99.2





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    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
    HEREIN BY THE UNDERSIGNED SHAREHOLDER, BUT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.


    The undersigned acknowledges receipt from Carolina Fincorp, Inc. prior to the execution of this proxy of the Notice of Special Meeting and the related Joint Proxy Statement/Prospectus.
                                               Dated:__________________________

                                               ________________________________

                                               ________________________________
                                               Signature or signatures

                                               Please sign exactly as your name
                                               appears on this proxy. When
                                               shares are held by joint
                                               tenants, both may sign, but only
                                               one signature is required. When
                                               signing as attorney-in-fact,
                                               executor, administrator,
                                               personal representative, trustee
                                               or guardian, please give full
                                               title as such. If a corporation,
                                               partnership or other entity,
                                               please sign in full corporate,
                                               partnership or other entity name
                                               by President or authorized
                                               person.


                                        PLEASE MARK, DATE, SIGN AND RETURN THIS
                                           PROXY PROMPTLY USING THE ENCLOSED,
                                                POSTAGE-PAID ENVELOPE.